UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 21, 2004

  Wells-Gardner Electronics Corporation

(Exact Name of Registrant as Specified in its Charter)

ILLINOIS	1-8250	36-1944630
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9500 West 55th Street, Suite A, McCook, Illinois	60525-3605
Address of Principal Executive Offices	Zip Code

Registrant’s telephone number, including area code: (708) 290-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01.            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

                Wells-Gardner Electronics Corporation (the “Company”) entered into definitive agreements on September 20, 2004 in separate transactions for a $5.5 million private equity placement.  Under the terms of the separate agreements, the Company will sell an aggregate of 1,216,816 shares of its common stock, $1.00 par value (“Common Stock”), to certain institutional investors at a price of $4.52 per share, and will issue warrants to those investors which will allow them to purchase up to an additional 486,726 shares of Common Stock at $6.24 per share.  The transactions are anticipated to close on or before September 24. Merriman Curhan Ford & Co. acted as sole placement agent in these transactions.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS

(c)                                  Exhibits

99.1         Press release dated September 21, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS-GARDNER ELECTRONICS CORPORATION

Dated: September 21, 2004	By:	/s/ GEORGE B. TOMA
George B. Toma, CPA, CMA
Vice President of Finance,
Chief Financial Officer,
Treasurer and Corporate Secretary